UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2018

American Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55197	90-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 4th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events

On May 22, 2018, American Finance Trust, Inc. (the “Company”) announced that, in connection with the review of listing by the Company’s board of directors and management, the Company has engaged BMO Capital Markets Corp. to, among other things, provide strategic advice to the Company related to positioning the Company in the public markets. As previously disclosed, the Company intends to list its common stock on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “AFIN” at a time to be determined by its board of directors. There can be no assurance as to when or if the Company's common stock will commence trading or of the price at which the Company's common stock may trade.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Finance Trust, Inc.

Date: May 22, 2018	By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chairman, Chief Executive Officer and President